Exhibit 99.1

SideChannel Expands Leadership to Accelerate Enclave Growth with Appointment of Jerod Brennen as VP, Cybersecurity Advisor

WORCESTER, MA / ACCESS Newswire / October 8, 2025 – SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leader in cybersecurity software and services, today announced that Jerod Brennen has been appointed Vice President - Cybersecurity Advisor, with a primary focus on supporting the continued growth and success of Enclave, SideChannel’s flagship security platform.

In this new role, Brennen will strengthen SideChannel’s engagement with clients and partners by expanding education, advocacy, and strategic support for Enclave — particularly in its certificate management and SaaS access protection capabilities. These modules have become key differentiators in helping organizations simplify secure connectivity and automate critical identity and access functions across cloud and hybrid environments.

Brennen previously led part of SideChannel’s vCISO team and contributed to the company’s service and product development initiatives and brings nearly 25 years of practical cybersecurity experience to this outward-facing role. He will lead client education efforts through webinars, white papers, conference presentations, and collaborative partner programs, helping organizations align their cybersecurity investments with business outcomes.

“Jerod’s expertise and credibility with clients make him the ideal voice to expand awareness of how Enclave delivers measurable value,” said Brian Haugli, CEO of SideChannel. “As organizations struggle to manage certificates, control SaaS access, and reduce risk from misconfigurations, Jerod’s focus will be on demonstrating how Enclave solves these real-world challenges simply and effectively. His leadership will be instrumental as we continue to scale Enclave and drive meaningful revenue growth.”

Enclave continues to gain traction with organizations seeking stronger protection for their networks, endpoints, and SaaS applications without adding complexity. Its automated certificate lifecycle management and secure SaaS access protection modules are helping clients enforce least-privilege access and ensure continuous authentication across systems — addressing one of the most critical pain points in cybersecurity today.

Brennen’s appointment underscores SideChannel’s commitment to advancing Enclave as a trusted solution for organizations at all levels of cybersecurity maturity.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

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Investor Contact

Ryan Polk
ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

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Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.